Exhibit 10.9

DATED 14 SEPTEMBER 2005

WYNN RESORTS (MACAU) S.A.

as Company

and

CERTAIN FINANCIAL INSTITUTIONS

as Revolving Credit Facility Lenders

REVOLVING CREDIT FACILITY AGREEMENT

AMENDMENT AGREEMENT

THIS AGREEMENT is made on 14 September 2005 between:

(1)	WYNN RESORTS (MACAU) S.A. (the “Company”); and

(2)	THE FINANCIAL INSTITUTIONS named on the signing pages as Revolving Credit Facility Lenders.

RECITALS:

(A)	The Company proposes to expand the Original Project.

(B)	The Secured Parties have agreed to amend certain Finance Documents and enter into additional Finance Documents and the Lenders have agreed to increase the size of certain of the Facilities originally provided thereunder in connection with the Expansion.

(C)	It has been agreed to amend the Revolving Credit Facility Agreement as set out below.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in or by reference in the Schedule has the same meaning in this Agreement.

(b)	The principles of construction and rules of interpretation set out or referred to in the Schedule shall have effect as if set out in this Agreement.

1.2	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.

2.	AMENDMENT

The Revolving Credit Facility Agreement shall be amended so that it shall be read and construed for all purposes as set out in the Schedule (Amended Revolving Credit Facility Agreement).

3.	CONTINUITY AND FURTHER ASSURANCE

3.1	Continuing obligations

The provisions of the Revolving Credit Facility Agreement shall, save as amended by this Agreement, continue in full force and effect.

3.2	Further assurance

The Company shall, upon the written request of any Revolving Credit Facility Lender and at its own expense, do all such acts and things reasonably necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

4.	MISCELLANEOUS

4.1	Incorporation of terms

The provisions of clause 1.3 (Third Party Rights), clause 1.4 (Non-recourse Liability) and clause 17 (Jurisdiction) of the Schedule shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “Agreement” are references to this Agreement and cross-references to specified clauses thereof are references to the equivalent clauses set out or incorporated herein.

4.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.	GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATURES

The Company

WYNN RESORTS (MACAU) S.A.

By:	/s/ Matthew Maddox

Address:	335-341 Alameda Dr. Carlos d’ Assumpção
9th Floor
Hotline Center
Macau

Tel:	(853) 889-966

Fax:	(853) 329-966

Attention:	Matt Maddox

Copy to:

Wynn Resorts, Limited

Address:	3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
USA

Tel:	(1) 702-770-2111

Fax:	(1) 702-770-1520

Attention:	General Counsel

The Revolving Credit Facility Lenders

BANCO NACIONAL ULTRAMARINO, S.A.

By:	/s/ Herculano Sousa /s/ Artur Santos

Address:	Avenida de Almeida Ribeiro
No. 22
Macau

Tel:	(853) 355-188/ (853) 355-828/ (853) 398-9134

Fax:	(853) 355-800/ (853) 356-867

Attention:	Ronald Kan Cheok Kuan/Vitor Rosário/Violet Choi

BANCO COMERCIAL DE MACAU, S.A.

By:	/s/ Sam Tou /s/ Kenneth Chan
Address:	Avenida da Praia Grande
No. 572
Macau

Tel:	(853) 7910-861/ (853) 7910-273

Fax:	(853) 580-967

Attention:	Sam Tou/Ida Chau

BANCO DELTA ASIA S.A.R.L.

By:	/s/ David Lau /s/ Wong Kai Fun
Address:	Rua Do Campo
No. 39-41
Macau

Tel:	(853) 3958-200/ (853) 3958-505

Fax:	(853) 570-068/ (853) 3958-729

Attention:	Philip Ng/Alex Chou

SCHEDULE

AMENDED REVOLVING CREDIT FACILITY AGREEMENT

DATED 14 SEPTEMBER 2004

WYNN RESORTS (MACAU) S.A.

as Company

and

THE REVOLVING CREDIT FACILITY LENDERS

referred to herein

REVOLVING CREDIT FACILITY AGREEMENT

(As amended by the Revolving Credit Facility Agreement

Amendment Agreement dated 14 September 2005)

THIS AGREEMENT is made on 14 September 2004

BETWEEN:

(1)	WYNN RESORTS (MACAU) S.A. (the “Company”); and

(2)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Revolving Credit Facility Lenders) as lenders (the “Original Revolving Credit Facility Lenders”).

WHEREAS:

The Revolving Credit Facility Lenders have agreed to make certain loan facilities available to the Company in connection with the Projects upon the terms and subject to the conditions set out in this Agreement and the Common Terms Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, unless otherwise defined herein, all terms defined in the Common Terms Agreement shall have the same meaning herein and in addition:

“Advance Request” means a request for an Advance in substantially the form set out in Schedule 2 (Form of Advance Request for a Revolving Credit Facility Advance).

“Available Commitment” means a Revolving Credit Facility Lender’s Commitment minus:

(a)	the aggregate amount of its participation in any outstanding Revolving Credit Facility Advances (other than, in relation to any proposed Revolving Credit Facility Advance, such Revolving Credit Facility Lender’s participation in any Revolving Credit Facility Advances that are due to be repaid or prepaid on or before the proposed Advance Date); and

(b)	in relation to any proposed Revolving Credit Facility Advance, the aggregate amount of its participation in any Revolving Credit Facility Advances that are due to be made on or before the proposed Advance Date,.

“Available Facility” means, at any time, the aggregate for the time being of each Revolving Credit Facility Lender’s Available Commitment.

“Commitment” means at any time:

(a)	in relation to an Original Revolving Credit Facility Lender, the amount set out opposite its name under the heading “Commitment” in Schedule 1 (Original Revolving Credit Facility Lenders) and the amount of any other Commitment transferred to it pursuant to Clause 12.2 (Transfers by the Revolving Credit Facility Lenders); and

(b)	in relation to any other Revolving Credit Facility Lender, the amount of any Commitment transferred to it pursuant to Clause 12.2 (Transfers by the Revolving Credit Facility Lenders),

to the extent not cancelled, reduced or transferred by it pursuant to this Agreement or the Common Terms Agreement (including Clause 8 (Repayments, Prepayments and Cancellation) and Clause 14 (Illegality) of the Common Terms Agreement).

“Common Terms Agreement” means the common terms agreement dated 14 September 2004 and made between, among others, the Company, the financial institutions defined therein as Hotel Facility Lenders, Project Facility Lenders and Revolving Credit Facility Lenders, the Hotel Facility Agent, the Project Facility Agent, the Intercreditor Agent and the Security Agent.

“HIBOR” means, in relation to any Revolving Credit Facility Advance:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for HK dollars or the Interest Period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Revolving Credit Facility Lenders (at the request of any Revolving Credit Facility Lender) quoted by the Reference Banks to leading banks in the Hong Kong interbank market, at or about 11.00 am (Hong Kong time) on the Quotation Day for the offering of deposits in HK dollars for a period comparable to the Interest Period for that Advance.

“Interest Period” means, in relation to an Advance, each period determined in accordance with Clause 10 (Interest Periods).

“Majority Revolving Credit Facility Lenders” means:

(a)	if there are no Revolving Credit Facility Advances then outstanding, a Revolving Credit Facility Lender or Revolving Credit Facility Lenders whose Available Commitments aggregate more than 50% of the Available Facility (or, if all Available Commitments have been reduced to zero, aggregated more than 50% of the Available Facility immediately prior to the reduction); or

(b)	at any other time, a Revolving Credit Facility Lender or Revolving Credit Facility Lenders whose participations in the Revolving Credit Facility Advances then outstanding aggregate more than 50% of all the Revolving Credit Facility Advances then outstanding.

“Margin” means 2.50% per annum.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, the first day of that period.

“Reference Banks” means the principal office in Hong Kong of Deutsche Bank AG, Société Générale and Citibank, N.A., or such other banks as may be appointed by the

Majority Revolving Credit Facility Lenders with, if such designation is made prior to an occurrence of an Event of Default which is continuing, the consent of the Company.

“Revolving Credit Facility” means the revolving loan facility made available under this Agreement as described in Clause 3 (The Facility).

“Revolving Credit Facility Advance” means an Advance made or to be made under the Revolving Credit Facility or the principal amount outstanding for the time being of that Advance including a Rollover Advance.

“Revolving Credit Facility Lender” means any commercial bank, financial institution or other entity which:

(a)	is named in Schedule 1 (Original Revolving Credit Facility Lenders); or

(b)	has become a party hereto in accordance with Clause 12 (Changes to the Parties),

and which has not ceased to be a party hereto in accordance with the terms hereof.

“Revolving Credit Facility Finance Documents” means:

(a)	this Agreement;

(b)	the Common Terms Agreement;

(c)	any other Senior Finance Document to which a Revolving Credit Facility Lender is a party in its capacity as a Revolving Credit Facility Lender; and

(d)	any other document designated as such by the Revolving Credit Facility Lenders and the Company.

“Rollover Advance” means one or more Revolving Credit Facility Advances:

(a)	made or to be made on the same day that a maturing Revolving Credit Facility Advance is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Revolving Credit Facility Advance; and

(c)	made or to be made to the Company for the purpose of refinancing a maturing Revolving Credit Facility Advance.

“Screen Rate” means, in relation to HIBOR, the rate designated as “FIXING@11:00” (or any other designation which may from time to time replace that designation or, if no such designation appears, the arithmetic average (rounded upwards, to four decimal places) of the displayed rates for the relevant period) appearing under the heading “HONG KONG INTERBANK OFFERED RATES (HK DOLLAR)” on the Reuters Screen HIBOR1=R Page.

If the agreed page is replaced or service ceases to be available, the Majority Revolving Credit Facility Lenders may specify another page or service displaying the appropriate rate after consultation with the Company.

“Termination Date” means the third anniversary of the Signing Date (as may be extended, by no more than a year at any time, with the consent of all of the Revolving Credit Facility Lenders) and which extension shall be notified to the Intercreditor Agent.

1.2	Interpretation

In this Agreement:

1.2.1	the principles of construction contained in Clause 1.2 (Principles of Construction) of the Common Terms Agreement and the rules of interpretation contained in Clause 1.3 (Rules of Interpretation) of the Common Terms Agreement shall apply to the construction and interpretation of this Agreement;

1.2.2	any reference to the “Intercreditor Agent” or any “Revolving Credit Facility Lender” shall be construed so as to include its or their (and any subsequent) successors and any permitted transferees in accordance with their respective interests; and

1.2.3	references in this Agreement to any Clause or Schedule shall be to a clause or schedule contained in this Agreement.

1.3	Third Party Rights

1.3.1	The Contracts (Rights of Third Parties) Act 1999 applies to Clause 1.4 (Non-recourse liability) but only for the benefit of the Operatives and subject always to the terms of Clause 16 (Governing Law) and Clause 17 (Jurisdiction).

1.3.2	Except as provided in sub-clause 1.3.1 above, a Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

1.3.3	Save as provided by the Common Terms Agreement, the consent of any Person who is not a party to this Agreement is not required to rescind or vary this Agreement.

1.4	Non-recourse Liability

Notwithstanding any provision in the Senior Finance Documents to the contrary, no Operative shall be personally liable for payments due hereunder or under any of the Senior Finance Documents or for the performance of any obligation hereunder or thereunder, save, in relation to any Operative, pursuant to any Senior Finance Document to which such Operative is party. The sole recourse of the Revolving Credit Facility Lenders for satisfaction of any of the obligations of any of the Obligors hereunder and under the other Senior Finance Documents shall be against the Obligors and not against any assets or property of any Operative, save to the extent such Operative is party to a Senior Finance Document and is expressed to be liable for such obligation thereunder. In the case of Mr. Wong Chi Seng, his liability shall be limited to his shares in the Company.

2.	COMMON TERMS AGREEMENT

This Agreement and the rights and obligations of the parties hereto shall be subject to the terms and conditions of the Common Terms Agreement which shall be deemed to be incorporated into this Agreement. In the case of any conflict between the terms of this Agreement and the terms of the Common Terms Agreement, the terms of this Agreement shall prevail.

3.	THE FACILITY

Subject to the terms of this Agreement, the Revolving Credit Facility Lenders make available to the Company a revolving loan facility in an aggregate amount of HKD117,000,000.

4.	PURPOSE

The Company shall apply all amounts borrowed by it under the Revolving Credit Facility towards general corporate purposes and working capital requirements of the Company other than payment of Senior Secured Indebtedness, Restricted Payments or payment under the IP Agreement.

5.	CONDITIONS OF UTILISATION

5.1	Conditions precedent

The provisions of Clause 2.1 (Conditions Precedent to the CP Satisfaction Date) of the Common Terms Agreement are incorporated by reference herein as if the same were set out in full herein.

5.2	Further conditions precedent

The obligation of each Revolving Credit Facility Lender to participate in each Advance under this Agreement is subject to the Company having satisfied the following conditions:

(a)	in the case of a Rollover Advance, no Event of Default shall have occurred and is continuing and, in the case of any other Revolving Credit Facility Advance, no Default shall have occurred and is continuing;

(b)	the representations and warranties contained in Schedule 4 (Representations and Warranties) of the Common Terms Agreement which are repeated by the Company pursuant to Clause 17.2 (Timing) of the Common Terms Agreement are true and correct in all material respects with reference to the facts and circumstances existing on the Advance Date;

(c)	receipt by the Intercreditor Agent of each of the reports, financial statements and other information due pursuant to paragraphs 1 and 2 of Part A of Schedule 5 (Covenants) of the Common Terms Agreement on or before the proposed Advance Date;

(d)	the Company shall have paid or arranged for payment out of the requested Advance of all fees, expenses and other charges then due and payable by it under Revolving Credit Facility Finance Documents; and

(e)	a Project Certificate of Occupancy shall have been issued.

5.3	Maximum number of Loans

The Company may not deliver an Advance Request for a Revolving Credit Facility Advance if, as a result of the proposed Advance, more than four Revolving Credit Facility Advances would be outstanding.

6.	AVAILABILITY OF THE REVOLVING CREDIT FACILITY

6.1	Drawdown of Advances

Subject to the terms of this Agreement and the Common Terms Agreement, the Company may request, and the Revolving Credit Facility Lenders shall make, Revolving Credit Facility Advances under the Revolving Credit Facility if, not later than 11:00 a.m. on the fifth Business Day before the proposed Advance Date, the Intercreditor Agent and the Revolving Credit Facility Lenders shall have received a completed Advance Request in respect of each such Advance.

6.2	Completion of an Advance Request

6.2.1	Each Advance Request in respect of a Revolving Credit Facility Advance is irrevocable and shall not be regarded as having been duly completed unless:

(a)	it is signed by a Responsible Officer of the Company whose specimen signature has been delivered to the Intercreditor Agent and who is identified as being authorised to so sign on behalf of the Company by a resolution of its Board of Directors, a copy of which, together with a certification in relation thereto by a Responsible Officer in substantially the form set out in paragraph 3(ii) of Part C of Schedule 2 (Conditions Precedent) of the Common Terms Agreement, has also been delivered to the Intercreditor Agent;

(b)	the proposed Advance Date is a Business Day within the Revolving Credit Facility Availability Period;

(c)	the currency and amount of the Advance comply with Clause 6.3 (Currency and amount);

(d)	the amount of each Revolving Credit Facility Lender’s participation in the Advance complies with Clause 6.4 (Lenders’ Participation); and

(e)	the proposed Interest Period complies with Clause 10 (Interest Periods).

6.2.2	Only one Advance may be requested in each Advance Request.

6.3	Currency and amount

6.3.1	The currency specified in an Advance Request for a Revolving Credit Facility Advance must be HK dollars.

6.3.2	The amount of the proposed Revolving Credit Facility Advance must be:

(a)	a minimum of HKD5,000,000 or, if less, the Available Facility; and

(b)	less than or equal to the Available Facility.

6.4	Lenders’ participation

6.4.1	If the conditions set out in this Agreement and the Common Terms Agreement have been met, each Revolving Credit Facility Lender shall make its participation in each Revolving Credit Facility Advance available by the Advance Date through its Facility Office.

6.4.2	The amount of each Revolving Credit Facility Lender’s participation in each Revolving Credit Facility Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Advance.

7.	REPAYMENT

The Company shall repay each Revolving Credit Facility Advance on the last day of its Interest Period.

8.	CANCELLATION

8.1	Voluntary cancellation

8.1.1	The Company may, if it gives the Intercreditor Agent and the Revolving Credit Facility Lenders not less than 15 days’ prior written notice, cancel the whole or any part (being a minimum amount of HKD10,000,000) of the Available Facility, provided that any such cancellation prior to the third anniversary of the Signing Date shall require the prior consent of the Intercreditor Agent.

8.1.2	Any cancellation under Clause 8.1(a) above shall reduce the Available Commitments of the Revolving Credit Facility Lenders rateably.

8.2	Restrictions

8.2.1	Any notice of cancellation given under this Clause 8 shall be irrevocable and shall specify the date or dates upon which the relevant cancellation is to be made and the amount of the cancellation.

8.2.2	Any cancellation pursuant to this Clause 8 shall be made together with accrued interest and fees on the amount cancelled and without premium or penalty.

8.2.3	The Company shall not cancel all or any part of the Available Facility except in accordance with this Agreement or the Common Terms Agreement (including Clause 8 (Repayment, Prepayment and Cancellation) and Clause 14 (Illegality) of the Common Terms Agreement).

8.2.4	No amount of the Available Facility cancelled under this Clause 8 may be subsequently reinstated.

9.	INTEREST

9.1	Calculation of interest

The rate of interest on each Revolving Credit Facility Advance for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Margin; and

(b)	HIBOR.

9.2	Payment of interest

The Company shall pay accrued interest on each Revolving Credit Facility Advance on the last day of each Interest Period.

9.3	Default Interest

Default interest shall be calculated and paid in accordance with Clause 9.4 (Default Interest) of the Common Terms Agreement.

9.4	Notification of rates of interest

Each Revolving Credit Facility Lender shall promptly notify the Intercreditor Agent and the Company of the determination of a rate of interest under this Agreement.

9.5	Changes to interest rates

Each Revolving Credit Facility Lender shall promptly notify the Company and the Intercreditor Agent of any change to any interest rate occasioned by the operation of Clause 10 (Changes to the calculation of interest) of the Common Terms Agreement.

10.	INTEREST PERIODS

10.1	The Company may select an Interest Period for a Revolving Credit Facility Advance in the Advance Request for that Advance.

10.2	Subject to this Clause 10, the Company may select an Interest Period for such Advance of 1, 2 or 3 months.

10.3	An Interest Period for a Revolving Credit Facility Advance shall not extend beyond the Termination Date.

10.4	Each Interest Period for a Revolving Credit Facility Advance shall start on the Advance Date applicable to such Advance.

10.5	A Revolving Credit Facility Advance shall have one Interest Period only.

10.6	Any Interest Period which would end on a day which is not a Business Day shall be extended to the next Business Day in that calendar month (if there is one on or prior to the Termination Date) or the preceding Business Day (if there is not).

10.7	Interest on a Revolving Credit Facility Advance shall accrue from and including the first day of an Interest Period relating to such Advance up to but excluding the last day of such Interest Period.

11.	COMMITMENT FEE

11.1	The Company shall pay to each Revolving Credit Facility Lender a fee in HK dollars computed at the rate of 1.25% per annum on that Revolving Credit Facility Lender’s daily Available Commitment from the Signing Date to the end of the Revolving Credit Facility Availability Period.

11.2	The accrued commitment fee is payable on the last day of each successive period of three months which ends during the Revolving Credit Facility Availability Period, on the last day of the Revolving Credit Facility Availability Period and, if cancelled in full or part, on the cancelled amount of the relevant Revolving Credit Facility Lender’s Available Commitment, immediately prior to the time the cancellation is effective.

12.	CHANGES TO THE PARTIES

12.1	Transfers by the Company

The Company may not assign, transfer, novate or dispose of any of its rights or obligations under the Revolving Credit Facility Finance Documents.

12.2	Transfers by the Revolving Credit Facility Lenders

A Revolving Credit Facility Lender may assign, transfer or novate all (but not some only) of its rights and/or obligations under the Revolving Credit Facility Finance Documents in accordance with Clause 21.4 (Assignment and Transfer by Lenders), Clause 21.5 (Assignments by Lenders) and Clause 21.6 (Transfers by Lenders) of the Common Terms Agreement.

13.	PAYMENTS

13.1	Payments

13.1.1	All payments under this Agreement shall be made in accordance with Clause 26 (Payment Mechanics) of the Common Terms Agreement.

13.1.2	Subject to Clause 26 (Payment Mechanics) of the Common Terms Agreement, on each date on which this Agreement requires an amount to be paid by the Company to a Revolving Facility Lender or by a Revolving Credit Facility Lender to the Company, the Company or, as the case may be, such Revolving Credit Facility Lender, shall make the same available to such Revolving Credit Facility Lender or, as the case may be, the Company, for value on such due date and at such time and in such funds and to such account with such bank as the Revolving Credit Facility Lender or, as the case may be, the Company shall specify from time to time.

13.2	Partial Payments

13.2.1	If a Revolving Credit Facility Lender receives a payment that is insufficient to discharge all the amounts then due and payable by the Company to such Revolving Credit Facility Lender under the Revolving Credit Facility Finance Documents, such Revolving Credit Facility Lender shall apply that payment towards the obligations of the Company under the Revolving Credit Facility Finance Documents in the following order:

(a)	first, in or towards payment pro rata of all amounts paid by the Revolving Credit Facility Lender under Clause 23.15 (Indemnity to Intercreditor Agent) of the Common Terms Agreement but which have not been reimbursed by the Company;

(b)	secondly, in or towards payment pro rata of all costs and expenses incurred by the Revolving Credit Facility Lender which the Company is obliged to reimburse;

(c)	thirdly, in or towards payment pro rata of all accrued and unpaid interest, fees and commissions due to the Revolving Credit Facility Lender under the Revolving Credit Facility Finance Documents;

(d)	fourthly, in or towards payment pro rata of any principal due to the Revolving Credit Facility Lender under the Revolving Credit Facility Finance Documents but unpaid; and

(e)	fifthly, in or towards payment pro rata of any other sum due to the Revolving Credit Facility Lender under the Revolving Credit Facility Finance Documents but unpaid.

13.2.2	Sub-paragraph (a) above will override any appropriation made by the Company.

13.3	Currency of account

Subject to sub-clauses 26.7.1 to 26.7.3 of Clause 26.7 (Currency of account) of the Common Terms Agreement, HK dollars is the currency of account and payment for any sum due from the Company under any Revolving Credit Facility Finance Document.

14.	DECISION MAKING AMONGST REVOLVING CREDIT FACILITY LENDERS

Save as otherwise set out herein and subject to the Common Terms Agreement, the required Senior Secured Creditors for the purposes of any decision within the scope of Clause 34.2 (Amendment and waiver of Facility Agreements) of the Common Terms Agreement relating to this Agreement shall be each of the Revolving Credit Facility Lenders.

15.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

16.	GOVERNING LAW

This Agreement shall be governed by English law.

17.	JURISDICTION

17.1	Jurisdiction of English courts

17.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) (a “Dispute”).

17.1.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly they will not argue to the contrary.

17.1.3

This Clause 17.1 (Jurisdiction of English Courts) is for the benefit of the Revolving Credit Facility Lenders only. As a result, no Revolving Credit Facility Lender shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law and the

Revolving Credit Facility Finance Documents, the Revolving Credit Facility Lenders may take concurrent proceedings in any number of jurisdictions.

17.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Company:

(a)	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(b)	agrees that failure by a process agent to notify the Company of the process will not invalidate the proceedings concerned.

SCHEDULE 1

ORIGINAL REVOLVING CREDIT FACILITY LENDERS

Revolving Credit Facility Lender	Commitment (HKD)
Banco Nacional Ultramarino, S.A.	47,000,000
Banco Comercial de Macau, S.A.	40,000,000
Banco Delta Asia S.A.R.L.	30,000,000

SCHEDULE 2

FORM OF ADVANCE REQUEST FOR A REVOLVING CREDIT FACILITY ADVANCE

To:	[ ] as Intercreditor Agent
[ ] as Revolving Credit Facility Lenders
Date:	[ ]

Dear Sirs,

Wynn Resorts (Macau) S.A. - Revolving Credit Facility Agreement dated 14 September 2004 (the “Agreement”)

Advance Request No. [ ]

1.	We refer to the Agreement and the common terms agreement (the “Common Terms Agreement”) dated 14 September 2004 and made between, among others, Wynn Resorts (Macau) S.A. (the “Company”), the financial institutions defined therein as Hotel Facility Lenders, Project Facility Lenders and Revolving Credit Facility Lenders, the Hotel Facility Agent, the Project Facility Agent, the Intercreditor Agent and the Security Agent. Terms defined in the Common Terms Agreement shall have the same meaning herein and the principles of construction and rules of interpretation set out therein shall also apply.

2.	This is an Advance Request under the Revolving Credit Facility referred to in the Agreement.

3.	This Advance Request is irrevocable.

4.	We wish to borrow the following Advance under the Revolving Credit Facility on the following terms:

Proposed Advance Date:	[ ][1]

Amount:	HKD[ ][2]

Lender’s Participation:	Lender	Participation (HKD)

	[ ]	[ ]

Interest Period:	[1, 2 or 3] months

5.	We confirm that:

(a)	each condition specified in Clause 5.2 (Further Conditions Precedent) of the Agreement is satisfied on the date of this Advance Request;

[1]	Specify a Business Day.

[2]	In compliance with Clause 6.3 of the Agreement.

(b)	the Advance requested will not be applied towards payment of Senior Secured Indebtedness, Restricted Payments or payments under the IP Agreement; and

(c)	since the CP Satisfaction Date, no Material Adverse Effect has occurred and is continuing nor could reasonably be expected to occur.

6.	We attach signed but undated receipts for the Advance requested above and hereby authorise the Revolving Facility Lenders to date such receipts on the date such Advances are made.[3]

7.	The proceeds of the above Advance should be credited to [ ].

Yours faithfully,

Name:
[4]Responsible Officer for and on behalf of Wynn Resorts (Macau) S.A.

Attachments: Receipts for the Advance

[3]	Each receipt must be numbered in series, the number corresponding to the number in the heading of the relevant Advance Request.

[4]	Each Advance Request must be signed by an officer of the Company whose specimen signature has been delivered to the Intercreditor Agent pursuant to Clause 3.2.1 of the Common Terms Agreement.